Exhibit 5.1

Opinion of Katten Muchin Rosenman LLP

August 7, 2009

VASCO Data Security International, Inc.

1901 South Meyers Road, Suite 210

Oakbrook Terrace, Illinois 60181

Re:	Registration Statement on Form S-8

Dear Ladies and Gentlemen:

We have acted as counsel for VASCO Data Security International, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-8 (the “Registration Statement”) for the registration under the Securities Act of 1933, as amended (the “Act”), of the issuance and/or sale by the Company of up to 8,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to the VASCO Data Security International, Inc. 2009 Equity Incentive Plan (the “Plan”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Act.

In connection with this opinion, we have relied as to matters of fact, without investigation, upon certificates of public officials and others and upon affidavits, certificates and written statements of directors, officers and employees of, and the accountants for, the Company. We have also examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such instruments, documents and corporate and public records as we have deemed relevant and necessary to examine for the purpose of this opinion, including (i) the Registration Statement, (ii) the Company’s Certificate of Incorporation, as amended, (iii) the Company’s By-Laws, as amended, (iv) the Plan, (v) a specimen stock certificate for the Common Stock, (vi) minutes and records of proceedings of the Company’s Board of Directors (the “Board”), the Compensation Committee of the Board (the “Compensation Committee”) and stockholders of the Company, and (vii) such other instruments, documents, statements and records of the Company and others as we have deemed relevant and necessary to examine and rely upon for the purpose of this opinion.

In connection with this opinion, we have assumed the legal capacity of all natural persons, the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the due authority of the parties signing such documents, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies. We have also assumed that, at the time of the issuance of the Shares, (i) any and all agreements related to the issuance of the Shares will have been duly executed and delivered by the Company and the respective recipients of the Shares, and (ii) to the extent applicable, the cash consideration payable to the Company in connection with the issuance and sale of the Shares will be not less than the par value of the Common Stock.

Based upon and subject to the foregoing, it is our opinion that when certificates representing the Shares in the form of the specimen certificate examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock, or the Shares have been registered and issued electronically into a restricted book entry account maintained by the Company’s transfer agent through The Depository Trust Company or through the Direct Registration System, and the Company’s Board or Compensation Committee has approved the issuance of specific awards of the Shares under the Plan, the Shares, when issued and delivered by the Company (and, to the extent applicable, paid for) in accordance with the terms of the Plan and (to the extent applicable) the award agreements under the Plan, will be validly issued, fully paid and non-assessable.

Our opinion expressed above is limited to the General Corporation Law of the State of Delaware, the applicable provisions of the Delaware constitution and the reported judicial decisions interpreting such laws, and we do not express any opinion herein concerning any other laws. This opinion is given as of the date hereof and we assume no obligation to advise you of changes that may hereafter be brought to our attention.

We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Katten Muchin Rosenman LLP

KATTEN MUCHIN ROSENMAN LLP